UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2012, the Board of Directors (the “Board”) of Seattle Genetics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Nancy A. Simonian, M.D. to the Board, effective immediately. Dr. Simonian will serve in the class of directors whose term of office expires at the Company’s 2012 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Dr. Simonian was not appointed to any Board committees in connection with her election to the Board.

In accordance with the Company’s compensation program for non-employee directors, Dr. Simonian is entitled to receive an annual retainer of $40,000 in 2012 for her service on the Board, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings. Under the Company’s compensation program for non-employee directors, Dr. Simonian will be eligible for additional supplemental annual retainers ranging from $3,000 to $20,000 for each appointment as a member or chair of any Board committee. In connection with her election to the Board, Dr. Simonian, as a non-employee director and pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), was granted an initial option to purchase 25,000 shares of Common Stock (the “Initial Option”) on March 19, 2012. In addition, on the date of each annual meeting of stockholders, each nonemployee director is granted an annual nonstatutory stock option to purchase shares of common stock under the 2007 Plan if, on such date, he or she had served on the Board for at least six months. Dr. Simonian is not expected to receive such a grant at the 2012 annual meeting of stockholders because she will have served as a director for less than six months at the time of the meeting. The annual options become fully exercisable on the day before the anniversary of the date of grant of the annual option, and the Initial Option becomes exercisable as to 1/4th of the shares subject to the Initial Option on the first anniversary of the date of grant and as to 1/36th of the remaining shares subject to the Initial Option ratably each month thereafter. In addition, all nonemployee directors receive full acceleration of vesting of any outstanding options under the 2007 Plan immediately prior to a change in control of the Company. All stock options granted under the 2007 Plan have a term of ten years, and the exercise price of each option is 100% of the fair market value of the Common Stock on the date of grant.

In connection with Dr. Simonian’s election to the Board, she and the Company entered into the Company’s standard indemnity agreement for the Company’s directors and officers, which requires the Company to indemnify Dr. Simonian, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Dr. Simonian as a result of being made a party to certain actions, suits, proceedings and the like by reason of her position as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: March 21, 2012	By:	/s/ Clay B. Siegall
Clay B. Siegall President and Chief Executive Officer